UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 23, 2019, Zogenix, Inc. (the “Company” or “Zogenix”) entered into an agreement to acquire Modis Therapeutics, Inc., a privately-held Delaware corporation (“Modis”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Zogenix, Modis, Xena Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Zogenix (“Merger Sub”), and Shareholders Representative Services LLC, a Colorado limited liability company, as the shareholders’ representative. The Merger Agreement provides that Merger Sub will merge with and into Modis, with Modis surviving as a wholly-owned subsidiary of Zogenix (the “Merger”). Zogenix’s board of directors and Modis’ board of directors have each unanimously approved the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. Modis’ lead product candidate, MT1621, an investigational deoxynucleoside substrate enhancement therapy, is in late-stage development for the treatment of thymidine kinase 2 (“TK2d”), an inherited mitochondrial DNA depletion disorder that predominantly affects children and is often fatal. Believed to be significantly underdiagnosed, TK2d affects up to 2,500 patients in the United States, primarily infants and young children. There are currently no approved therapies for this disease.

Under the terms of the Merger Agreement, at the closing of the Merger Zogenix will pay $175 million in cash and issue $75 million in shares of Zogenix common stock (the “Shares”). The cash portion of the merger consideration is subject to certain adjustments, including Modis’ net working capital and cash amounts at closing. The number of Shares to be issued will be based on the 25-day volume weighted average price of Zogenix’s common stock calculated two trading days prior to the closing. Zogenix is also obligated to pay (a) up to an aggregate amount of $150.0 million upon the achievement of specified regulatory milestones and (b) a 5% royalty on net sales of MT1621. The royalty term expires on a country-by-country basis upon the later of 15 years after the first commercial sale of MT1621 , expiration of regulatory exclusivity, and the expiration of the last to expire valid patent claim covering MT1621. Zogenix is obligated to use its commercially reasonable efforts (as defined in the Merger Agreement) to develop and seek marketing approval of (so as to achieve the regulatory milestones) and to commercialize MT1621 in the United States, United Kingdom, Germany, France, Spain and Italy after marking approval, if any, has been obtained in the applicable country.

Both Zogenix and Modis agreed to customary warranties and covenants in the Merger Agreement. Modis stockholders and equity award holders (the “Modis Holders”) agreed to indemnify Zogenix, severally and not jointly, for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement, up to the escrow amount (defined below), subject to specified exceptions. Of the closing cash consideration, $25.0 million will be deposited into escrow (the “escrow amount”) to fund post-closing merger consideration adjustments and potential indemnification claims. The escrow fund will be released 12 months from the date of closing, less the aggregate amount of any pending indemnification claims as of such date. Zogenix also has the right to offset damages for certain specified indemnification claims (including specified intellectual property representations) against future milestones and a specified percentage of royalty payments.

The closing of the Merger is subject to customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, approval of Modis’s stockholders, the accuracy of the representations and warranties and compliance with the covenants set forth in the Merger Agreement (subject to certain materiality qualifications), and the absence of a material adverse effect on Modis. The Merger is expected to close in September 2019.

The Merger Agreement contains customary termination rights for both Zogenix and Modis, including, for a right of termination if the Merger is not consummated on or before October 31, 2019.

Pursuant to the Merger Agreement, Zogenix has agreed to prepare and file a prospectus supplement to its effective registration statement on Form S-3 (file no. 333-220759) covering the resale of the Shares issued to the Modis Holders within two business days of the closing and to use commercially reasonable efforts to maintain the availability of such registration statement for the resale of the Shares.

License Agreement

In September 2016, Modis entered into a license agreement (the “License Agreement”) with the Trustees of Columbia University in the City of New York (“Columbia”). Under the terms of the License Agreement, Columbia granted Modis an exclusive worldwide license to certain intellectual property rights owned or controlled by Columbia to develop and commercialize MT1621 and certain other related compounds for the treatment of thymidine kinase 2 deficiency. Modis is required to use commercially reasonable efforts to develop and commercialize licensed products worldwide, including to meet certain development and commercialization milestones within specified periods of time. Modis is required to pay tiered royalties on sales for each licensed product, at percentages ranging from the mid-single digits to the high single-digits.. The royalty obligations and License Agreement will expire on a country-by-country and product-by-product basis upon the later of (i) 15 years after the first bone fide commercial sale of a licensed product, (ii) the expiration of the last to expire valid patent claim covering a licensed product in a country or (iii) expiration of any regulatory exclusivity covering such licensed product. The License Agreement may be terminated by either by Columbia or by Modis in the event of an uncured material breach by the other party, or by Columbia in the event Modis is subject to specified bankruptcy, insolvency or similar circumstances. Modis can terminate the License Agreement either in its entirety or on a product-by-product and country-by-country basis, upon specified prior written notice to Columbia, provided Modis is not exploiting licensed products in such countries.

The foregoing descriptions of the terms of the Merger Agreement and License Agreement are qualified in their entirety by reference to the provisions of such agreements. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Company expects to file the License Agreement with the Company’s Quarterly Report on Form 10-Q and intends to redact certain portions of the License Agreement for confidentiality purposes.

The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Zogenix, Modis or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Zogenix’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the issuance of the Shares as part of the merger consideration is incorporated into this Item 3.02 by reference. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Shares will be issued pursuant to a private placement under Rule 506 of Regulation D promulgated under the Securities Act, and only to those Modis stockholders or equity award holders who are “accredited investors” as defined under Rule 501(a) thereof.

As described above, Zogenix has agreed to file a prospectus supplement to the Company’s Form S-3 for the resale of the Shares. The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Shares or other securities of Zogenix.

Item 7.01.	Regulation FD Disclosure.

On August 26, 2019, Zogenix issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference. As discussed in the press release, Zogenix hosted a conference call with accompanying slides to discuss the acquisition on August 26, 2019. A copy of the slide presentation is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release and slides incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 8.01.	Other Information.

Modis’ lead product candidate, MT1621, is an investigational deoxynucleoside substrate enhancement therapy, is in late-stage development for the treatment of TK2d, an inherited mitochondrial DNA depletion disorder that predominantly affects children and is often fatal.

A pivotal Phase 2 retrospective treatment study (called RETRO) of MT1621 substrate enhancement therapy in patients with TK2d was recently completed, with results demonstrating a substantial treatment benefit for patients. Thirty-eight patients from eight clinical sites in three countries (U.S., Spain and Israel) were enrolled in RETRO and received MT1621 treatment for up to seven years. Outcomes from patients enrolled in RETRO were compared to outcomes from a comprehensive, global TK2d natural history dataset of 68 patients. The difference in survival probability between MT1621-treated RETRO patients and untreated natural history control patients was statistically significant (p<0.004); all patients treated with MT1621 remain alive. In addition, patients treated with MT1621 demonstrated marked improvements in functional abilities, in some cases re-acquiring previously lost motor milestones. Safety data from RETRO indicated that MT1621 was generally safe and well-tolerated, with mild or moderate diarrhea being the most common treatment-related adverse event, occurring in 63% of patients. Treatment-related serious adverse events (SAEs) were reported in four patients, and included nephrolithiasis, renal stone removal, pathological fracture, seizure, diarrhea, urinary retention and irritability. Two adult-onset patients stopped treatment due to asymptomatic increases in aminotransferases, without increases in bilirubin, which resolved upon discontinuation of treatment. MT1621 has received breakthrough therapy designation by the FDA and PRIME designation by the European Medicines Agency.

# # #

Zogenix cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include: the expected timing, completion and effects of the acquisition of Modis and the other related transactions; the size of the patient population of TK2d; Zogenix’s expectations that the RETRO study will serve as a pivotal study for FDA review of MT1621 for treatment of TK2d; the potential for MT1621 to significantly improve outcomes in patients with TK2d; the potential of MT1621 to receive for accelerated regulatory review in the U.S. or Europe; and Zogenix’s expectations that it discuss next steps with regulatory authorities for MT1621 program and that it will re-submit the NDA for FINTEPLA in patients with Dravet syndrome and the potential acceptance by the FDA thereof. These statements are based on Zogenix’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: the closing conditions for the transaction may not be satisfied or waived; risks associated with the acquisition of Modis and integration of Modis’ operations into Zogenix’s business, including an increase in near and long-term expenditures, exposure to unknown liabilities and diversion of Zogenix’s management’s time and attention; the inherent risks of clinical development of MT1621; the data Modis has reported is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the trial and such data may not accurately reflect the complete results of the trial; risks associated with relying on a retrospective analysis for pivotal efficacy and safety data for MT1621; Breakthrough Therapy and PRIME designations do not guarantee that the FDA or EMA will approve MT1621 or expedite its review of MT1621; the FDA may refuse to accept the re-submitted NDA for FINTEPLA the FDA may not agree with Zogenix’s interpretation of the results of the clinical trials of MT1621 or FINTEPLA; and other risks described in Zogenix’s public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated August 23, 2019, by and among Zogenix, Inc., Xena Merger Sub, Inc., Modis Therapeutics, Inc. and Shareholder Representative Services, LLC, as the shareholders’ representative

99.1	Press Release of Zogenix, Inc., dated August 26, 2019

99.2	Slide Presentation, dated August 26, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted for confidentiality purposes. Certain schedules referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: August 26, 2019	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary